CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 25, 2010, relating to the financial statements and financial highlights which appears in the December 31, 2009 Annual Report of CNL Global Real Estate Fund, which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings "Financial Highlights", "Annual Report/Semi-Annual Report" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida
February 25, 2010